EXHIBIT 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                I, Steve McNinch, Chief Executive Officer and I, Richard Sterrett, Principal Financial Officer of Western Plains Energy, L.L.C. (the “Company”) certify that:

                1.  I have reviewed the quarterly report on Form 10-Q of Western Plains Energy, L.L.C.;

                2.  Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

                3.  Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.

Date: February 14, 2008

/s/ Steve McNinch
Steve McNinch
Chief Executive Officer, General Manager

/s/ Richard Sterrett
Richard Sterrett
Principal Financial Officer